                                                                   EXHIBIT 23.1

[CORPORATE LOGO] ERNST & YOUNG LLP  Gateway One             Phone: 314 259 1000
                                    Suite 1400
                                    701 Market Street
                                    St. Louis, Missouri 63101


                Exhibit 23.1 - Consent of Independent Auditors


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Edison Brothers Stores, Inc. for the registration of debt and equity securities and to the incorporation by reference therein of our report dated March 8, 1995, with respect to the consolidated financial statements of Edison Brothers Stores, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 28, 1995 filed with the Securities and Exchange Commission.


                                          /S/ ERNST & YOUNG LLP

St. Louis, Missouri
May 22, 1995